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Exhibit 10.24

STOCK PURCHASE AGREEMENT

By and among

AUDIOCODES LTD.,

AUDIOCODES INC.,

AI-LOGIX INC.

and

AI TECHNOLOGY N.V.

Dated as of May 12, 2004

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STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of May 12, 2004 by and among AUDIOCODES LTD., a public company organized under the laws of the State of Israel ("AudioCodes"), AUDIOCODES INC., a corporation organized under the laws of the State of Delaware ("Purchaser"), AI-LOGIX INC., a corporation organized under the laws of the State of Delaware ("Company") and AI TECHNOLOGY N.V., a company organized under the laws of The Netherlands (the "Seller"), referred to collectively as "the parties".

RECITALS

WHEREAS, Seller is the record and beneficial owner of all the Shares of the Company (the "Seller Shares"); and

WHEREAS, Seller desires to sell and transfer and Purchaser desires to purchase and acquire all of the Seller Shares, upon the terms and subject to the conditions set forth herein; and

WHEREAS the parties desire to consummate the transaction in such manner, that immediately after such acquisition by the Purchaser from Seller, Purchaser shall become the sole and exclusive owner of all the Shares;

WHEREAS the Board of Directors of each of Purchaser and Seller believes it is in the best interests of its respective corporation and stockholders that the transactions contemplated hereby be consummated and, in furtherance thereof, has approved this Agreement and the transactions contemplated hereby.

WHEREAS the parties  desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

DEFINITIONS

Any capitalized term used and not otherwise defined in this Agreement, shall have the following meaning:

"Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

"Agreement" means this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Board of Directors” means the Company’s board of directors.

"Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the United States are not open for the transaction of normal banking business.

"Control" (including, with correlative meanings, the terms "Controlling", "Controlled by" and "under common Control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

“Convertible Securities” means any and all options, warrants, bonds, debentures, notes, indebtedness of any type whatsoever or other securities that are convertible into, exchangeable or exercisable for shares or other capital stock of the Company or that have the right to vote on any matters on which any shareholders of the Company may vote.

"Damages" means any and all losses, liabilities, claims, deficiencies, fines, payments, Taxes, Liens, costs and expenses (including all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; and costs and expenses, including reasonable attorneys', accountants' and other experts' fees and expenses, incurred in investigating, preparing for or defending against any such Actions or in asserting, preserving or enforcing an Indemnitee's rights hereunder).

“Knowledge” means actual knowledge of current senior management and officers and directors of Seller, or Company, respectively, and any information such Person(s) should have or could have been expected to be aware of, after due inquiry.

"Liability" means any and all claims, debts, obligations and commitments of whatever nature, whether asserted or reasonably expected to be asserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any contract or tort, whether based on negligence, strict liability or otherwise) regardless of whether the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

"Lien" means any charge, claim, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, attachment, mortgage, right of first refusal, right of preemption, transfer or retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Material Adverse Effect" shall mean any event, change or effect (excluding general changes in, or events affecting, the economy generally or the industry in which such entity operates which are not specifically related to such entity) that is materially adverse to the financial condition, properties, assets, Liabilities, business, operations or results of operations of such entity and its subsidiaries (if any), taken as a whole.

"Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Entity).

"Purchaser Shares" means the Ordinary Shares of AudioCodes, par value NIS 0.01 each, ranking pari passu with all other ordinary shares of AudioCodes’ stock.

"Shares" means all issued and outstanding capital stock of the Company.

"Subsidiary" when used with respect to any Person, means any other Person of which a majority of the equity interests having voting power to elect or direct the election of a majority of the board of directors or other Persons performing similar functions of such Person are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

"Tax" means any tax, charge, duty, fee, levy or other assessment, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital  shares, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any Governmental Entity, and including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" or "Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Entity.

"Transaction" means the transactions contemplated by the Transaction Documents.

"Transaction Documents" means this Agreement and all other instruments, certificates and agreements delivered or required to be delivered by Seller, the Company, AudioCodes or the Purchaser pursuant to this Agreement.

Section 1.2.  Terms Generally.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Any reference in this Agreement to a "day" or a number of "days" (without explicit reference to "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days.  If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

ARTICLE II

PURCHASE AND SALE OF SHARES

Section 2.1.  Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties of the parties contained herein, Seller will at the Closing sell, convey, transfer, assign and deliver to Purchaser all the Seller Shares free and clear of all Liens, and Purchaser will purchase and acquire from Seller at the Closing all the Seller Shares, in such manner that immediately after such acquisition, the Purchaser shall become the sole and exclusive owner of all the Shares.

Section 2.2. Consideration.  On the terms and subject to the conditions set forth in this Agreement, as full payment for the transfer of the Seller Shares by Seller to Purchaser at the Closing, Purchaser shall pay Seller the Total Consideration (as defined below), which shall be comprised of and paid in two installments, subject to occurrence of Closing, as follows: (i) at the Closing, Purchaser shall pay Seller a consideration equal to Ten Million US Dollars (US$10,000,000) (the "First Installment"), in any combination of cash and Purchaser Shares as determined by Purchaser in its sole discretion; and (ii) on April 1, 2005 (the "Second Installment Date") Purchaser shall pay Seller an additional consideration, calculated in accordance with Exhibit A  hereto, if any (the "Second Installment"), in any combination of cash and Purchaser Shares as determined by Purchaser in its sole discretion; the First Installment and Second Installment shall be hereinafter referred to as the "Total Consideration".

Section 2.3. Stock Consideration.

(a)

In the event that the Purchaser elects to pay all or any portion of the First Installment or Second Installment by issuance of Purchaser Shares, the number of Purchaser Shares so issued shall be equal to 1.0526 (one and five hundredths and 2.6 thousandths) multiplied by a fraction, the numerator of which is (i) the portion in US Dollars of the First Installment or Second Installment, as applicable, that Purchaser wishes to pay in stock, and the denominator of which is (ii) the average of the NASDAQ Market System closing prices for the ordinary shares of AudioCodes during the last five trading days prior to the Business Day immediately before the Closing Date or Second Installment Date, respectively. No fraction of a Purchaser Share will be issued by Purchaser hereunder, and any fraction of a Purchaser Share that would otherwise be issuable hereunder shall be rounded to the nearest whole number.  At Closing and at the due date of the Second Installment, Purchaser shall provide Seller with written notice of its election to pay all or any portion of the First Installment or Second Installment (as applicable) by issuance of Purchaser Shares, along with the number of Purchaser Shares to be issued.

(b)

AudioCodes agrees to file, at its own expense, a registration statement on Form F-3 (or any successor form) (“Registration Statement”) for all the Purchaser Shares issued to the Seller in order to allow the sale of such Purchaser Shares on the NASDAQ Market System, no later than 60 days after the Closing Date (with respect to all Purchaser Shares, if any, issued under the First Installment) and the Second Installment Date (with respect to all Purchaser Shares, if any, issued under the Second Installment), as applicable, and shall use, at its own expense, all reasonable commercial efforts to ensure that such Registration Statement shall become effective no later than 90 days as of the Closing Date (with respect to all Purchaser Shares, if any, issued under the First Installment) and after the Second Installment Date (with respect to all Purchaser Shares, if any, issued under the Second Installment), as applicable, all subject to applicable law and regulations and assuming no Securities and Exchange Commission and/or other regulatory comments or review that affect such Registration Statement.

 (c)

In the event that (i) the Purchaser elects to pay all or any portion of the First Installment by issuance of Purchaser Shares ("First Installment Consideration Shares"), and (ii) the registration of any of the First Installment Consideration Shares so issued does not become effective within one hundred and eighty (180) days after the Closing Date ("First Registration Period"), then Seller shall be entitled to receive from Purchaser an amount, as liquidated damages and exclusive remedy if AudioCodes used reasonable commercial efforts as stated in subsection 2.3 (b) above, equal to one percent (1%) of the portion in US Dollars of the First Installment paid by First Installment Consideration Shares (as used for calculation in subsection 2.3(a)(i) above) that was not so registered, per month (prorated for partial months),  (each such monthly payment, a “Late Registration Payment”). The Late Registration Payment shall accrue from the end of the First Registration Period until the date on  which  the Registration Statement with respect to all of the First Installment Consideration Shares becomes effective or the date the First Installment Consideration Shares can be sold pursuant to Rule 144  (the “First Installment Effective Date”). The Late Registration Payment shall be payable in cash in US Dollars by Purchaser to Seller to an account designated by Seller,  at the end of each monthly period, or portion thereof, following the First Registration Period.

 (d)

In the event that (i) the Purchaser elects to pay all or any portion of the Second Installment by issuance of Purchaser Shares (the “Second Installment Consideration Shares”), and (ii) the registration of any of the Second Installment Consideration Shares so issued does not become effective within (x) one hundred and eighty (180) days after the Second Installment Date or (y) ninety (90) days, after the Second Installment Date if Seller was entitled to Late Registration Payment pursuant to subsection 2.3(c), then Seller shall be entitled to a Late Registration Payment,  as calculated in subsection 2.3(c) above, mutatis mutandis,.

(e)

In the event that Late Registration Payment was payable and a Suspension Period (as defined in the Registration Rights Agreement) occurs within ten (10) trading days after  the affected  Registration Statement becomes effective or the date the issued Purchaser Shares can be sold pursuant to Rule 144, then the Late Registration Payment described in Section 2.3(c) and/or 2.3(d), above, with respect to the affected Registration Statement shall continue to accrue until the lapse of ten (10) trading days since the Registration Statement became effective.

Section 2.4. Cash Consideration. In the event that the Purchaser elects to pay all or any portion of the First Installment or Second Installment in cash, such portion of the First Installment or Second Installment shall be delivered to Seller in immediately available funds by wire transfer initiated and received at the Closing Date or Second Installment Date, as applicable, to a bank account the details of which shall be provided to the Purchaser at least three Business Days prior to the Closing Date or Second Installment Date, respectively.  Prior to initiation of such wire transfer, Seller's and Company's Closing deliveries (as specified in Section 3.2) shall be deposited in escrow with Purchaser's counsel. Each party shall bear the expenses incurred by its own bank. Transfer of funds out of the United States of America shall be subject to any delays related to legislation or procedures governing such transfers.

(c)

The Seller and AudioCodes shall execute the registration rights agreement, attached as Exhibit B hereto, on or prior to Closing (the "Registration Rights Agreement").

(d)

Any Purchaser Shares delivered to Seller hereunder shall be free and clear of all Liens and Seller shall acquire all such Purchaser Shares in such a manner that immediately after such delivery the Seller shall become the sole and exclusive owner of the Purchaser Shares.

ARTICLE III

CLOSING

Section 3.1.  Closing.  The closing of the purchase and sale of the Seller Shares to be sold, conveyed, transferred, assigned and delivered hereunder (the "Closing") will take place (i) at May___, 2004, 5:00 P.M. Israel time, subject to the satisfaction or waiver of all the conditions set forth in Article X; or (ii) at such place, date and time as Seller and Purchaser may agree.  The date and time at which the Closing actually occurs is referred to herein as the "Closing Date".  Closing documents shall be circulated between the parties by facsimile with confirmation via international courier.

Section 3.2.  Closing Deliveries of Seller and the Company.  At the Closing, Seller and the Company, as applicable, will deliver to Purchaser the following:

(i)

Seller shall deliver share or other certificates registered in the name of Seller, representing the Seller Shares to be sold and transferred to the Purchaser, accompanied by a duly executed assignment or stock power in form reasonably satisfactory to Purchaser, transferring the Shares to Purchaser (and, if requested by Purchaser, with signatures thereon duly verified) and any other documents that are necessary to transfer to Purchaser good and valid title to Seller Shares, free and clear of any Liens;

(ii)

a true copy of the register of stockholders of the Company certified by an officer of the Company recording the transfer of the Shares in the name of Purchaser;

(iii)

resolutions of the Company's Board of Directors and of its stockholders approving the transaction contemplated hereunder and the transfer of the Seller Shares to Purchaser and registering such transfer of Shares in the Company's register of shareholders, in the form attached as Schedule 3.2(iii) hereto;

(iv)

resolutions of the Seller's Board of Directors and of its stockholders (if necessary), approving the transaction contemplated hereunder and the transfer of the Seller Shares to Purchaser, in the form attached as Schedule 3.2(iv) hereto;

(v)

duly signed resignations and releases of all directors of the Company and of all members of all the Company board of directors' committees in the forms set forth in Schedule 3.2(v);

(vi)

evidence for revocation of all authorities and signatories relating to Company's bank accounts prior to Closing, and nomination of new signatories and authorities to such persons as Purchaser shall designate to operate the same, as specified in Schedule 3.2(vi) hereto;

(vii)

a certificate from the Secretary of State of the State of Delaware and a certificate from the Secretary of the State of New Jersey, certifying as of a recent date as to Company's good standing.

(viii)

At least 80% of the key employees identified by Purchaser and listed in Schedule 3.2(viii) hereto (the "Key Employees"), shall remain employed by the Company at the Closing; the employment agreements of all such employees shall include confidentiality, non-compete, non-solicitation and invention assignment covenants and assurances to the Company that such employees are not restricted in any way from entering into such agreements and contain acceptable termination provisions.

(ix)

Moshe Tal shall enter into an employment agreement with the Company and such other agreements as agreed upon between the parties.

(x)

Legal opinions from Company's US counsel and from Seller's legal counsel, in the form of Schedule 3.2(x)(A) and Schedule 3.2(x)(B) hereto.

Section 3.3.  Closing Deliveries of Purchaser.  At the Closing, Purchaser will deliver the following:

(i)

confirmation to the Seller that the portion of the First Installment Payment that is paid in cash by Purchaser has been remitted to and received by the depository and credited to the account designated pursuant to the wire transfer instructions provided by the Seller according to Section 2.4, to the extent portion of the First Installment is paid in cash (and for that purpose Seller shall instruct its bank to also provide such confirmation to the Purchaser);

(ii)

a certificate representing the Purchaser Shares registered in the name of the Seller delivered to the offices of counsel of the Seller in New Jersey, to the extent portion of the First Installment is paid in stock;

(iii)

resolution of the Purchaser's Board of Directors approving the transaction contemplated hereunder and the acquisition of the Seller Shares by Purchaser, in the form attached as Schedule 3.3(iii) hereto; and

(iv)

the fully executed Registration Rights Agreement.

Section 3.4. Transfer Taxes.  Purchaser shall bear and pay any and all Israeli and US sales, use, VAT, duty, charge, fee, levy, consumption and other US or Israeli transfer taxes arising out of the transfer of the Shares to Purchaser, if any (excluding any taxes on income or capital gains on such sale) pursuant hereto (the "Transfer Taxes").  To the extent any Tax authority provides notice to Purchaser of an audit of the Transfer Taxes, Purchaser shall promptly notify Seller or any successor thereto and Seller shall provide reasonable cooperation to Purchaser (at Purchaser’s expense) in connection with such audit. For the avoidance of doubt, Seller shall bear and pay any Transfer Taxes arising out of the transfer of the Shares to Purchaser, not imposed by Israel and/or US tax authorities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser and AudioCodes as follows and acknowledges that Purchaser and AudioCodes are entering into the Transaction in reliance hereon:

Section 4.1.  Organization and Authority.   Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  Seller has all requisite power and authority, corporate or otherwise, to execute and deliver each Transaction Document delivered or to be delivered by Seller and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by Seller of each Transaction Document delivered or to be delivered by Seller and the consummation by Seller of the Transaction have been duly authorized by all necessary and proper action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. Each other Transaction Document to be delivered by Seller will be duly executed and delivered by Seller and, when so executed and delivered, will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

Section 4.2.  Noncontravention.  None of the execution, delivery or performance by Seller of any Transaction Document or the consummation by Seller of the Transaction does or will, with or without the giving of notice or the lapse of time or both, conflict with, or result in a breach or violation of, or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the charter, bylaws or memorandum and articles of association (or similar governance documents) of Seller, (ii) any contract of Seller or any of its Subsidiaries (other than contracts required to be terminated pursuant to the terms of this Agreement), or (iii) any law, license and permit to which Seller or its properties or assets is subject.

Section 4.3.  Title to Shares/No Convertible Securities.  Seller has good and valid title to, and is the legal and beneficial owner of, the number of Shares as set forth in Schedule 4.3, which constitute all of the issued and outstanding shares of the Company, and, as of the Closing will have good and valid title to, and will be the legal and beneficial owner of, such Shares set forth on Schedule 4.3, free and clear of any Liens. In the transfer of Shares to Purchaser the Shares hereunder shall be free and clear of any Liens and the transfer shall not trigger any kind of third party rights to the detriment of Purchaser. To Seller's Knowledge apart from reasons attributable to Purchaser, upon transfer and delivery to Purchaser at the Closing, Purchaser will have good and valid title to Seller's Shares free and clear of any Liens. The number of Shares set forth on Schedule 4.3 constitutes all of the Shares over which any voting or dispositive power is held by Seller, and Seller does not own, beneficially or otherwise, directly or indirectly, any other capital stock or share capital of, or other securities, or any Convertible Securities, equity or any other ownership interest in the Company.  There are no (i) outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, Convertible Securities or other similar contracts relating to Seller's Shares, (ii) outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to Seller's Shares, (iii) voting trusts, proxies, or other contracts or understandings with respect to the voting of Seller's Shares, (iv) transfer restrictions with respect to Seller's Shares (other than any securities laws generally applicable to equity interests of a corporation), or (v) Actions pending or, to Seller’s Knowledge, threatened, which, if determined adversely to Seller, would enjoin, restrict or prohibit the transfer of all or any part of the Shares owned by Seller as contemplated by this Agreement.

Section 4.4.  Governmental Approvals.  Except as set forth on Schedule 4.4 and excluding any requirements under Israeli law (if at all), no consent or order of, with or to any Governmental Entity is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance by Seller of any Transaction Document or the consummation by such Seller of the Transaction.

Section 4.5.  Brokers' Fees. Neither Seller nor any of its Affiliates has authorized or retained any Person to act as an investment banker, broker, finder or other intermediary who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction, nor is there any basis for any such fee, commission or payment to be claimed by any Person against Seller.

Section 4.6  Investment Intent. Seller is purchasing the Purchaser Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof; provided, however, that Seller shall be permitted to transfer (by way of dividend or other distribution) some or all of the Purchaser Shares to the shareholders of Seller, to the extent permitted by any applicable law.  Seller confirms that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to entering into this Agreement. Seller has not been organized for the sole purpose of acquiring Purchaser Shares. Seller is not a “U.S. Person” as such term is defined in Rule 902 promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act").

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Section 4.7  No Claim to Unavailability of Information. Subject to Section 8.1 below, Seller shall not assert any claim or institute any Action or proceeding relating to or based, in whole or in part, upon any allegation that any information relating to the Company, or the Shares was unavailable to it.

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER

As of the date hereof and as of the Closing Date, except as set forth or otherwise disclosed in a document delivered to Purchaser, dated as of the date hereof and specifically referring to the representations and warranties in this Agreement to which such information relates (the “Disclosure Schedule”), each of the Company and Seller, severally and not jointly, hereby represents and warrants to Purchaser and AudioCodes as follows, and acknowledges that Purchaser and AudioCodes are entering into the  Transaction in reliance hereon:

1.1

Organization, Standing and Power

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company.  Seller has delivered to Purchaser a true and correct copy of Company’s Certificate of Incorporation and Bylaws, as amended to date. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

1.2

Capital Structure; Subsidiaries.

(a)

The authorized capital stock of the Company consists of: (i) 15,000,000 shares of Common Stock, par value $0.000001 per share (“Seller Common Stock”), of which 9,273,333 shares are issued and outstanding, and (ii) no shares of Preferred Stock There are no other outstanding shares of capital stock or voting securities, and no outstanding commitments to issue any shares of capital stock or voting securities, of Company.  Seller is the sole stockholder of the Company and no other Person has any rights to acquire securities of the Company.  No stock certificates evidencing the Seller Shares were ever issued to Seller. All outstanding shares of capital stock of the Company (“Capital Stock”) are duly authorized and validly issued, fully paid and non-assessable, and are free of any Liens other than any Liens created by or imposed upon the Seller or imposed by federal or state securities laws, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company, as the case may be, or any agreement to which Company is a party or by which it is bound.  There are no Convertible Securities issued or promised by the Company. There are no other options, warrants, calls, rights, commitments or agreements of any kind or character to which Company or Seller is a party or by which either is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Capital Stock or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  There is no stock option plan entitling employees, directors or consultants to purchase stock in the Company. Except for the agreements contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Capital Stock (i) between or among Company and any of its security holders, and (ii) between or among any of Company’s security holders.  None of the employees of Company hold any options in the Company or have any rights to acquire Capital Stock. All outstanding shares of Company capital stock were issued in compliance with all applicable federal and state securities laws.

(b)

Except as set forth in Section 5.2(b) of the Disclosure Schedule, Company does not own or otherwise hold, directly or indirectly, any equity securities or other ownership interests in, or any securities convertible into or exercisable or exchangeable for any equity securities or other ownership interests in, any corporation, limited liability company, general or limited partnership, joint venture, business trust, association or other business enterprise or entity, and is not a party to any contract, agreement, commitment or other arrangement pursuant to which Company has an option or other right to acquire any equity securities or other ownership interest in any corporation, limited liability company, general or limited partnership, joint venture, business trust, association or other business enterprise or entity.

1.3

Authority; Conflicts; Consents

Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Company, the performance by Company of its obligations hereunder, and the consummation by Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate and stockholder action on the part of Company.  This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms.  The execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company, as amended to date, or (ii)  any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its assets and properties.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company, the performance by Company of its obligations hereunder, or the consummation by Company of the transactions contemplated hereby.

1.4

Financial Statements

Section 5.4 of the Disclosure Schedule contains a true and complete copy of Company’s unaudited but reviewed financial statements as at and for the twelve-month periods ended December 31, 2002 and December 31, 2001 certified as true and correct by the Company's Chief Executive Officer and the Chief Financial Officer, and the Company's audited financial statements as at and for the twelve-month period ended December 31, 2003, (the “Financial Statements”).  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other.  The Financial Statements fairly present in all material respects the financial condition and operating results of Company as of the dates, and for the periods, indicated therein. The Financial Statements have been prepared from the books of account and financial records of the Company, which are maintained in accordance with GAAP.

1.5

Absence of Certain Changes.

Except as set forth in Section 5.5 of the Disclosure Schedule, since December 31, 2003 (the “Balance Sheet Date”), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Company; (ii) any acquisition, sale or transfer of any material asset of Company (except as contemplated by this Agreement); (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its assets or properties; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any contract entered into by Company, or any material amendment or termination of, or default under, any material contract to which Company is a party or by which it is bound, other than any of such events or contracts occurring in the ordinary course of business or as otherwise expressed in this Agreement; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of the Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Company to any of its directors or employees, other than any such events occurring in the ordinary course of business or as otherwise expressed in this Agreement; or (viii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; (ix) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment, other than any such events occurring in the ordinary course of business; or (x) any negotiation or agreement by Company to do any of the things described in the preceding clauses (i) through (ix) of this Section 5.5 (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

1.6

Absence of Undisclosed Liabilities

Except as set forth in Section 5.6 of the Disclosure Schedule, Company has no Liabilities other than (i) those Liabilities set forth or adequately provided for in the Financial Statements, (ii) those Liabilities not required to be set forth in the Financial Statements under GAAP, and (iii) those Liabilities incurred in the ordinary course of business and in a manner consistent with past practice since the Balance Sheet Date.

1.7

Litigation

Except as set forth in Section 5.7 of the Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or to the Knowledge of Seller or the Company, threatened (either orally or in writing), against Company, any of its assets and properties or any of its officers or directors (in their capacities as such), and, to the Knowledge of Seller or the Company, except as could not reasonably be expected to have a Material Adverse Effect on Company, there is no valid basis for any such action, suit, proceeding, claim, arbitration or investigation.  There is no judgment, decree or order against the Company, or to the Knowledge of the Seller or the Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company.

1.8

Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Company, any acquisition of property by Company or the conduct of business by the Company as currently conducted.

1.9

Governmental Authorization

Except as set forth in Section 5.9 of the Disclosure Schedule, the Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of Company’s business (collectively, “Company Authorizations”), and all such Company Authorizations are in full force and effect, other than any Company Authorizations for which the failure to obtain or maintain in full force and effect would not have a Material Adverse Effect on the Company.

1.10

Title to Property

(a)

Company has good and marketable title to all of its assets and properties, real and personal, or with respect to leased assets and properties, valid leasehold interests therein, free and clear of all Liens.  All assets and properties used in the operations of Company are reflected in the Financial Statements to the extent GAAP requires the same to be reflected.  Section 5.10 of the Disclosure Schedule contains a complete and accurate list of the property owned or leased by Company.

(b)

The assets and properties of the Company (other than the Company Intellectual Property), whether owned, leased, licensed or otherwise held, constitute and will constitute on the Closing Date all of the assets and rights that are used by the Company in the operation of its business as it is being conducted as of the date hereof and as it is to be conducted through the Closing Date.

(c)

The facilities and equipment owned or leased by the Company are in good operating condition and repair and free from any material defects, reasonable wear and tear excepted, and are suitable for the uses for which they are being used and are performing the functions for which they were intended.

1.11

Intellectual Property

(a)

For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(i)

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith:  (i) all United States and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary processes or formulae, franchises, licenses, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world; (iv) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefore and all goodwill associated therewith throughout the world; (v) all databases and data collections and all rights therein throughout the world; (vi) all computer software including all source code, object code, algorithms, display screens, layouts, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (vii) any similar, corresponding or equivalent rights to any of the foregoing; and (viii) all documentation related to any of the foregoing.

(ii)

“Company Intellectual Property” shall mean any Intellectual Property that is owned by or exclusively licensed to Company.  Without limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or licensed by Company related to Company’s products excluding any licenses for off the shelf or similar software.

(iii)

“Registered Intellectual Property” shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Entity.

(b)

The Company does not own and has not filed, owned or was otherwise issued prior to the date hereof, any Registered Intellectual Property in any jurisdiction whatsoever. No proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Intellectual Property was taken or conducted in the last two years on behalf of the Company or are currently pending.

(c)

Section 5.11(c) of the Disclosure Schedule contains a complete and accurate list (by name and version number) of all products and service offerings of the Company (“Company Products”) that have been distributed or provided in the five (5)-year period preceding the date hereof

(d)

Except as set forth in Section 5.11(d) of the Disclosure Schedule, no Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

(e)

  In each case in which the Company has acquired any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek future damages with respect to such Intellectual Property) to Company, and in accordance with applicable laws and regulations.

(f)

The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of Company Products. The Company owns and has good and exclusive title to, or has a valid transferable license to each item of Company Intellectual Property free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course).  Without limiting the generality of the foregoing the Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which the Company otherwise purports to own.

(g)

No Company Products or any technology, software or other Intellectual Property incorporated into any Company Products were developed by or with the assistance of any third party, and (ii) no third party has any claim of ownership or other valid right to use, license, dispose of or otherwise distribute any Company Products or any technology, software or other Intellectual Property incorporated into any Company Products except as set forth in section 5.11(g) of the Disclosure Schedule.

(h)

Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party, or permitted Company’s rights in such Company Intellectual Property to lapse or enter the public domain.

(i)

Section 5.11(i) of the Disclosure Schedule contains a complete and accurate list of all contracts, licenses and agreements to which Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company (other than shrink-wrap licenses available off the shelf).

(j)

All contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements or cause the forfeiture, modification or termination or give right of forfeiture, modification or termination of any Company Intellectual Property or in any material way impair the right of the Company to use, sell, license or dispose of or to bring any action for the infringement of any Company Intellectual Property or portion thereof. The Company is in compliance in all material respects with, and has not materially breached any term of any such contracts, licenses and agreements and, to the best knowledge of Company and Seller, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements.  Following the Closing Date, the Company will be permitted to exercise all of the Company’s rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) the Company granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, the Company, (ii) the Company being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, or (iii) the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by the Company prior to the Closing other than ongoing fees, royalties or payments the Company would otherwise be required to pay prior to the Closing.The operation of the business of the Company as such business currently is conducted, including (i) the Company’s technology, design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company (including Company Products), and (ii) the Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party, violate any license or agreement with any third party, constitute unfair competition or trade practices under the laws of any jurisdiction or violate any license or agreement between the Company and any third party.

(k)

To the Knowledge of the Seller and the Company, the Company and the Seller have not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(l)

There is no pending or, to the Company's and the Seller’s Knowledge, threatened (either orally or in writing) claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company Intellectual Property.

(m)

To the Knowledge of the Company and the Seller, no person has or is infringing or misappropriating any Company Intellectual Property.

(n)

The Company has taken reasonable steps to protect its rights in its confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee), consultant, agent and contractor (except as set forth in Section 5.11 (n) of the Disclosure Schedule) to execute a proprietary information/confidentiality agreement substantially in the form provided to Purchaser, and, to the Knowledge of the Company and the Seller, all current employees, consultants, and agents and contractors of the Company, currently engaged or that were engaged by Company in the past year, have executed such an agreement.

1.12

Environmental Matters.

(a)

For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(i)

“Environmental and Safety Laws” shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

(ii)

“Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including, without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws, other than de minimum amounts of materials used by the Company in the ordinary course of business and in compliance with Environmental and Safety Laws.

(iii)

“Property” shall mean all real property leased or owned by Company, either currently or in the past.

(iv)

“Facilities” shall mean all buildings and improvements on the Property of Company.

Solely with respect to the period of time during which the Company owned or leased the particular Property and/or Facility and further solely limited as to actions or omissions taken by the Company: (i) No methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) the Company has not received any written notice of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the Knowledge of the Company, threatened, against Company relating to a violation of any Environmental and Safety Laws; (v) the Company is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analogous statute, arising out of events occurring prior to the Closing Date; (vi) the Company’s uses and activities at the Facilities have at all times complied with all Environmental and Safety Laws, other than for any noncompliance which would not have a Material Adverse Effect on the Company; and (vii) the Company has all the permits and licenses required to be issued under federal, state or local laws regarding Environmental and Safety Laws, and is in full compliance with the terms and conditions of such permits and licenses, other than for any failure to have any such permits or licenses and/or non-compliance which would not have a Material Adverse Effect on the Company.

1.13

Tax Returns and Audits.  Except as set forth in Section 5.13 of the Disclosure Schedule:

(i)

As of the Closing, the Company will have timely filed all required federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes concerning or attributable to Company or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

(ii)

As of the Closing, the Company (A) will have paid all Taxes shown on the Returns and will have withheld with respect to its employees and contract workers all federal and state income taxes, Federal Insurance Contribution Act (“FICA”), Federal Unemployment Tax Act (“FUTA”) and other Taxes required to be withheld, and (B) will have accrued on the Financial Statements all unpaid Taxes attributable to the periods preceding the Balance Sheet Date and will not have incurred any liability for Taxes for the period commencing on the Balance Sheet Date and ending immediately prior to the Closing other than in the ordinary course of business.

(iii)

The Company has not been materially delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company attributable to periods preceding the Balance Sheet Date, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax, which waiver remains in effect.

(iv)

No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v)

The Company has no Liabilities for unpaid federal, state, local and foreign Taxes attributable to periods preceding the Balance Sheet Date which have not been accrued or reserved on the Financial Statements, whether asserted or unasserted, contingent or otherwise, and Company has not incurred any Liability for Taxes since the date of the Financial Statements other than in the ordinary course of business.

(vi)

The Company has made or will make available to Purchaser or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for Company filed for all periods since the taxable year ended December 31, 1999.

(vii)

There are (and immediately following the Closing there will be) no material Liens on the assets of Company relating to or attributable to Taxes (collectively, “Tax Liens”) other than Tax Liens for Taxes not yet due and payable.

(viii)

The Company and the Seller has no Knowledge of any assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any material Tax Lien on the assets of the Company.

(ix)

The Company is not a party to any Tax sharing, indemnification or allocation agreement nor does Company owe any amount under any such agreement.

(x)

The Company is not, and has not been at any time during the period specified in Section 897(c)(1)(A)(ii), a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(xi)

No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of Company and the Seller, informally by any Tax authority to Company or any representative thereof.

(xii)

The Company has withheld or collected from each payment made to each of its employees the amount of all Taxes, including, but not limited to, income Taxes, and all other employment related Taxes required to be withheld or collected therefrom, and has made provision for or paid the same to the proper Tax receiving officers or authorized depositaries.

1.14

Employee Benefit Plans

The Company represents and warrants and the Seller represents and warrants to its Knowledge, that:

(a)

All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, contracts or other arrangements (whether or not set forth in a written document and including, without limitation, all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) covering any current or former employee, director or consultant of Company (an “Employee,” which shall for this purpose mean an Employee of the Company or any Subsidiary of the Company), are listed in Section 5.14(a) of the Disclosure Schedule (the “Employee Plans”).

(b)

The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which are applicable to each such Employee Plan.  All contributions, reserves or premium payments required to be made or accrued as of the date hereof to any Employee Plan has been timely made or accrued.  Each 401(k) plan is intended to be qualified under Section 401(a) of the Code.

(c)

Neither the Company nor any of its Subsidiaries has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code.  At no time has the Company or any of its Subsidiaries contributed to or been obligated to contribute to any “multiemployer plan,” as such term is defined in Section 3(37) of ERISA or to any plan described in Section 413 of the Code.

(d)

Neither the Company nor any of its Subsidiaries has, in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act, as amended.  None of the Employee Plans promises or provides retiree medical benefits to any person except as required by applicable law, and neither the Company nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee or dependent thereof, except to the extent required by statute.

(e)

Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No Employee of the Company or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of the Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of the Company and the Seller, threatened labor dispute involving the Company or any of its Subsidiaries and any group of its employees nor has the Company or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and the Company and its Subsidiaries consider their relationships with their Employees to be good.  The Company and its Subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

(f)

Except as set forth in Section 5.14 of the disclosure schedule neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any employment agreement that will or may result in any payment (whether of severance pay or otherwise), forgiveness of indebtedness, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment or benefit which will or may be made by the Company with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

1.15

Employee Matters

(a)

Section 5.15 of the Disclosure Schedule sets forth a true, accurate and complete list of all the Company's directors, officers, and employees, and consultants independent contractors (provided such consultants and contractors received more than $40,000 in fees during 2003), and includes a listing of each of such director's, officer's and employee's compensation terms (including, but not limited to salary, bonuses, stock options and warrants (if any), fringe benefits and accrued vacation).  There are 43 employees of the Company who reside or work in New Jersey, and 4 employees who reside or work in New York, Texas, North Carolina and Maryland respectively. Since January 1, 2003,  the Company has not employed or retained any employees to provide services outside of the United States (other than U.S. based employees engaged in work-related travel outside of the United States in the ordinary course of business) . Each of the Company and the Seller represents and warrants to its Knowledge, that the Company is in compliance in all material respects with the terms and conditions of each contract with each Employee. Each of the Company and the Seller represents and warrants to its Knowledge, that the Company is not delinquent in any material payment to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by any such employee to the date hereof or amounts required to be reimbursed to such directors, officers or employees. Except as indicated in Section 5.15 of the Disclosure Schedule, upon termination of the employment of any employees, the Company will not, by reason of the Transaction or anything done prior to the Closing Date, be liable to any of such directors, officers or employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with normal policies).

(b)

The Purchaser has received true and complete copies of all written (and summaries of oral) current employment, consulting, termination and severance contracts with or for the benefit of, or otherwise relating to, any directors, officers, and employees, and consultants/independent contractors (provided such consultants and contractors received more than $40,000 in fees during 2003) of the Company. None of the execution, delivery or performance of any Transaction Document or the consummation of the transactions contemplated hereby or thereby will result in any obligation to pay any directors, officers, employees, consultants, independent contractors, former directors, officers, employees, consultants or independent contractors of the Company severance pay or termination, retention or other benefits.

(c)

No Key Employee has given notice to or received notice from the Company or the Seller that any such Key Employee's employment or service may be terminated or advised the Company or the Seller of an intention to give such notice to, or is expected to receive notice from, the Company that any Key Employee's employment or service may be terminated.

(d)

The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.  The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).  Each of the Company and the Seller represents and warrants to its Knowledge, that there are no pending claims against the Company under any workers compensation plan or policy or for long term disability.  To the Knowledge of Seller, there are no material controversies pending or threatened, between the Company and any of its employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.  The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company or Seller have any Knowledge of any activities or proceedings of any labor union or to organize any such employees.  To the Company's and Seller’s Knowledge, no employees of the Company are in violation of any material term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others.

1.16

Interested Party Transactions.

The Company is not indebted to any director, officer, employee, stockholder or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company, except as set forth on the Disclosure Schedule.

1.17

Insurance

The Company has obtained key man insurance on Moshe Tal for the year 2004, for which the Company is the listed beneficiary, in the amount of $1,000,000.  Section 5.17 of the Disclosure Schedule sets forth a complete and accurate list of all insurance policies and surety bonds which the Company maintains (the "Insurance Policies"). All premiums due and payable under all such policies and bonds have been paid.  The Seller has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

1.18

Compliance With Laws

Each of the Company and the Seller represents and warrants to its Knowledge, that the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its assets or business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on the Company.

1.19

Complete Copies of Materials

All documents delivered or made available to Purchaser by the Company and/or the Seller are the originals or true copies thereof.

1.20

Brokers’ and Finders’ Fees

The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

1.21

Products; Customers and Suppliers

(a)

All Company Products are free from material defects in design, workmanship and materials. All Company Products are materially in compliance with the specifications or other requirements (including functionality and performance parameters) issued by the Company from time to time. All Company Products are fully integratable with the products, platforms and systems as published by the Company from time to time.

(b)

During the 12 month period preceding the date hereof no customer of the Company’s Products which individually accounted for more than three percent (3%) of the Company’s gross revenues and no supplier of the Company, has canceled or otherwise terminated, or, to the Knowledge of the Company and the Seller, made any threat to the Company or the Seller to cancel or otherwise terminate its relationship with the Company, and to the Knowledge of the Company and the Seller, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company.

(c)

Neither the Company nor the Seller has received any material customer complaints (including, without limitation, from any distributor or business partner) concerning the Company Products, nor has it had any of the Company Products returned by a purchaser thereof, other than minor, nonrecurring warranty problems. Neither the Company nor the Seller, has received any complaints concerning alleged defects in any of the Company Products, which if true, would have a Material Adverse Affect on the Company.

1.22

Contracts.

(a)

Each of the Company and the Seller represents and warrants to its Knowledge, that the Company has delivered, disclosed or made available to Purchaser all currently effective material written or material oral agreements, and all written contracts, commitments and other instruments and arrangements to which the Company is a party (the “Contracts”). The Contracts so delivered, disclosed or made available by the Company are listed in Section 5.22 of the Disclosure Schedule.

(b)

Except for the Contracts listed in Section 5.22 of the Disclosure Schedule, the Company is not a party to or bound by any material contract, including, without limitation:

(i)

any contract with a customer, user, supplier or distributor;

(ii)

any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person, or any confidentiality, secrecy or non-disclosure contract;

(iii)

any contract with any Person with whom the Company or the Seller does not deal at arm’s length, any contract entered into not in the ordinary course of business, or any contract with an interested or related party of the Company or Seller;

(iv)

any contracts involving exclusivity or other forms of “most favored nation” arrangements.

1.23

No Breach of Contracts

Each of the Company and the Seller represents and warrants to its Knowledge, that the Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Contract, the nonperformance of which and/or default of which would have a Material Adverse Effect on the Company. Each of the Contracts is in full force and effect in all material respects and to the Company's and Seller's Knowledge, there exists no material default with respect to the other contracting party.

1.24

Third Party Consents

The Company represents and warrants and the Seller represents and warrants to its Knowledge, that Section 5.24 of the Disclosure Schedule contains a complete and accurate list of all Contracts to which Company is a party that require by their terms a consent of any third party or parties thereto to avoid a breach thereof as a consequence of the consummation of the transactions contemplated hereby, which such breach would result in a Material Adverse Effect to the Company.

1.25

Export Control Laws

To the Knowledge of Seller and the Company, except as set forth in Section 5.25 of the Disclosure Schedule, the Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.  Without limiting the foregoing, except as set forth in Section 5.25 of the Disclosure Schedule and solely to the extent the failure to obtain such license/approval/consent, and/or claim, action, condition, circumstance would have a Material Adverse Effect on the Company, to the Knowledge of Seller and the Company:

(a)

the Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

(b)

the Company is in compliance with the terms of all applicable export licenses or other approvals;

(c)

there are no pending or, to the Company’s and Seller’s Knowledge, threatened claims against the Company with respect to such export licenses or other approvals;

(d)

to the Company’s and Seller’s Knowledge, there are no actions, conditions or circumstances pertaining to the Company’s export transactions that may give rise to any future claims; and

(e)

to the Company’s and Seller’s Knowledge, no consents or approvals for the transfer of export licenses to Purchaser are required, or such consents and approvals can be obtained expeditiously without material cost.

1.26

Solvency

The Company is not insolvent as such term is used in Section 548 of the Bankruptcy Code and the Uniform Fraudulent Transfers Act as adopted in the State of Delaware, and all other applicable fraudulent transfer or fraudulent conveyance laws, statutes, rules or regulations applicable to the Company.

1.27

Securities Law Compliance.

All previous issuances of stock or shares of the Company or agreements to issue stock of the Company have been in complete compliance with all applicable securities laws, and no stockholder or any other party has any right of rescission or other claim against the Company.

1.28

Representations Complete

None of the representations or warranties made by the Company and the Seller herein or in the Disclosure Schedule, or any certificate furnished by the Company or the Seller pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain on the Closing Date any untrue statement of a material fact, or, in the case of the Disclosure Schedule, omits or will omit on the Closing Date to state any material fact required to be stated therein.

1.29

 Disclaimer of Other Representations and Warranties. Except as expressly set forth in Sections 4 and 5, Seller and the Company make no representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its assets, liabilities or operations.

1.30

No Derogation.

None of the aforesaid representations of the Seller and Company will derogate from the force and/or effect of the representations and warranties given by the Purchaser and the Seller’s reliance thereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND AUDIOCODES

As of the date hereof and as of the Closing Date, except as set forth or otherwise disclosed in a document delivered by Purchaser and AudioCodes to Seller, dated as of the date hereof and specifically referring to the representations and warranties in this Agreement to which such information relates, AudioCodes and Purchaser, hereby jointly and severally represent and warrant to Seller as follows, and acknowledges that Seller is entering into the Transaction in reliance hereon:

2.1

Organization, Standing and Power

AudioCodes is a company duly organized, validly existing and in good standing under the laws of the State of Israel. Purchaser is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. AudioCodes and the Purchaser have the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Purchaser.

2.2

Capital Structure

(a)

The capital structure of AudioCodes is as detailed in filings with the Securities and Exchange Commission (the “SEC”). Purchaser is a wholly-owned Subsidiary of AudioCodes.

(b)

 The Purchaser Shares constitute the only classes of equity securities of AudioCodes registered or required to be registered under the U.S. Exchange Act.

(c)

 The Purchaser Shares issuable to the Seller pursuant to this Agreement shall be, when issued, validly issued, fully paid, nonassessable and free of all Liens and preemptive rights of any shareholders of AudioCodes.

2.3

 Authority; Conflicts; Consents

Each of AudioCodes and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by each of AudioCodes and Purchaser of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of AudioCodes and Purchaser.  This Agreement has been duly executed and delivered by each of AudioCodes and Purchaser and constitutes the valid and binding obligation of each of AudioCodes and Purchaser, enforceable against each of AudioCodes and Purchaser in accordance with its terms.  The execution and delivery of this Agreement does not, and the performance by each of AudioCodes and Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Association and corporate documents of each of AudioCodes and Purchaser, as amended and in effect as of the date hereof, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to each of AudioCodes and Purchaser or its properties or assets.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser or AudioCodes in connection with the execution and delivery of this Agreement by Purchaser or AudioCodes, the performance by Purchaser or AudioCodes of its obligations hereunder, or the consummation by Purchaser or AudioCodes of the transactions contemplated hereby, except for (i) any filings as may be required under applicable state “blue sky” securities laws and the securities laws, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Purchaser or AudioCodes and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

2.4

SEC Reports.

AudioCodes' filings with the SEC, under the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended (the "Securities Acts") complied at the time of filing in all material respects with all applicable requirements of such laws, each law as in effect on the dates such forms reports and documents were filed. Such filings do not, as of the date thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.5

Broker’s and Finders’ Fees

Neither AudioCodes nor Purchaser has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.6

Investment Intent.

Purchaser is purchasing the Seller Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.  Purchaser confirms that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to entering into this Agreement. Purchaser has not been organized for the sole purpose of acquiring Seller Shares.

2.7

No Market for Shares.

Purchaser acknowledges that the Company is a privately held company and that its Shares are not registered or listed for trade on any stock exchange.

2.8

Due Diligence

Notwithstanding the foregoing, Both AudioCodes and Purchaser acknowledges that it has conducted its own due diligence of the Company, has been furnished access to key personnel and certain documents of the Company and has been afforded an opportunity to ask questions of the members of the management of Company.

2.9

No Derogation.

None of the aforesaid representations of the Purchaser or AudioCodes will derogate from the force and/or effect of the representations and warranties given by the Seller or the Company and the Purchaser’s and AudioCodes' reliance thereon.

2.10

Representations Complete

None of the representations or warranties made by the Purchaser or AudioCodes herein, or any certificate furnished by the Purchaser or AudioCodes pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain on the Closing Date any untrue statement of a material fact.

ARTICLE III

CONDUCT PRIOR TO CLOSING

3.1

Conduct of Business of the Company

.

During the period commencing with the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company shall, and the Seller shall cause the Company to (except to the extent expressly contemplated by this Agreement or as Purchaser shall otherwise consent in writing, such consents not to be unreasonably withheld) (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) pay all of its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (iii) pay or perform its other obligations when due, subject to good faith disputes over such obligations, and (iv) use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its Key Employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.  Each of the Company and the Seller shall promptly notify Purchaser of any event which could reasonably be expected to have a Material Adverse Effect on the Company.

3.2

Restriction on Conduct of Business of the Company

During the period commencing with the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement, the Company shall not do, cause or, to the extent such matter is within the control of the Company, permit any of the following (nor shall the Seller, to the extent such matter is within the control of the Seller, permit the Company or its officers, directors, employees, agents, representatives, or affiliates or cause any Person on behalf of the Seller), without the prior written consent of Purchaser (which shall not be unreasonably withheld):

(a)

any amendments to Company’s Certificate of Incorporation or the equivalent organizational documents of any of its subsidiaries;

(b)

any declaration or payment of any dividends on or any making of any other distributions (whether in cash, stock or property) in respect of any Capital Stock (except as provided in the Disclosure Schedule), or any split, combination or reclassification of any Capital Stock, or any issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock, or any repurchase or other acquisition, directly or indirectly, any shares of Capital Stock;

(c)

any entering into of any contract or commitment (i) involving amounts in excess of $10,000, or exceeding an aggregate of $100,000, or (ii) with any competitor of Purchaser, or any violation, amendment or other modification or waiver of any of the terms of any of the foregoing contracts described in clauses (i) or (ii) of this Section, other than in the ordinary course of business and excluding any sales and procurement arrangements in the ordinary course of business;

(d)

any issuance, delivery or sale, or any authorization or proposed issuance, delivery or sale of, or purchase or proposed purchase of, any shares of stock or securities convertible into, or subscriptions, rights, warrants or options exercisable for shares of stock, or any entering into of any other agreements or commitments of any kind or character obligating the Company to issue any such shares of stock or other securities convertible into or exercisable for shares of stock;

(e)

any transfer to any person or entity of any rights to Company Intellectual Property, other than in the ordinary course of business and in a manner consistent with past practice;

(f)

any entering into or amendment of any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology of the Company;

(g)

any sale, lease, license or other disposition of or encumbrance on any of the assets or properties of the Company which are material, individually or in the aggregate, to the business of the Company, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

(h)

any incurrence by the Company of any indebtedness for borrowed money in excess of $10,000 (other than trade debt incurred in the ordinary course of business), or any guarantee of any such indebtedness, or any issuance or sale of any debt securities or guarantee any debt securities of others;

(i)

any entering by the Company into of any operating lease involving $10,000 or more of aggregate payments over the life of the lease;

(j)

any payment, discharge or satisfaction by the Company, in an amount in excess of $5,000 in any one case or $10,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business and in a manner consistent with past practice, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

(k)

any making by the Company of any capital expenditures, capital additions or capital improvements, other than the ordinary course of business and in a manner consistent with past practice;

(l)

any material reduction in the amount of any insurance coverage provided by existing insurance policies of the Company;

(m)

any adoption of any employee benefit or stock purchase or option plan;

(n)

any hiring of any new employee of the Company, or any payment of any special bonus or special remuneration to any director or employee of the Company, or any increase the salaries or wage rates of any employees of the Company;

(o)

any granting of any severance or termination pay (i) to any director or officer of the Company, or (ii) to any other employee of the Company, other than payments made pursuant to written agreements outstanding on the date hereof;

(p)

any commencement of a lawsuit, other than (i) for the routine collection of bills or (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that the Company consults with Purchaser prior to the filing of such a suit;

(q)

any acquisition, or entering into of an agreement to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets or capital stock of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

(r)

any incorporation or other organization of a corporation, limited liability company, general or limited partnership, joint venture, business trust, association or other business enterprise or entity as a subsidiary of the Company;

(s)

any making or changing of any material election in respect of Taxes, or any adoption or changing of any accounting method in respect of Taxes, or any filing of any Tax Return, or any amendment to a Tax Return, or any entering into of any closing agreement, settle any claim or assessment in respect of Taxes, or any consenting to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, other than any filing or amendment of any Tax Return in the ordinary course of business;

(t)

any revaluation of any of any assets or properties of the Company, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business and in a manner consistent with past practice; or

(u)

any taking, or agreeing in writing or otherwise to take, any of the actions described in Section 7.2(a) hereof through Section 7.2(u) hereof, inclusive, or any action which would make any of the representations or warranties of the Company or the Seller contained in this Agreement to be untrue or incorrect in any material respect, or prevent the Company or the Seller from performing or cause the Company or the Seller not to perform its covenants and obligations hereunder.

3.3

Access to Information

(a)

During the period commencing with the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company and Seller shall afford Purchaser and its accountants, counsel and other representatives, reasonable access, during normal business hours, upon reasonable prior notice, to (i) all of the assets, properties, books, contracts, commitments and records of the Company, (ii) meet with such customers and potential customers, distributors, resellers and/or other distribution and/or sales channels of the Company as the Purchaser may reasonably request, and (ii) all other information concerning the business, properties and personnel of the Company as Purchaser may reasonably request.

(b)

During the period commencing with the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each of Purchaser, Seller and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)

During the period commencing with the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company shall provide Purchaser and its accountants, counsel and other representatives reasonable access, during normal business hours, to all of the Tax Returns (referenced in Section 5.13(vi)) and other records and workpapers relating to Taxes of the  Company with regard to such Tax Returns, and shall provide the following information to Purchaser and its representatives promptly upon any request therefore:  (i) a list of the types of Tax Returns being filed by Seller in each Taxing jurisdiction, including the year of the commencement of the filing of each such type of Tax Return and all closed years with respect to each such type of Tax Return filed in each jurisdiction, (ii) a list of all material Tax elections filed in each jurisdiction by the Company, and (iii)  receipts for any Taxes paid to foreign Tax authorities.

3.4

No Solicitation.

Between the date hereof and the earlier of the termination of this Agreement and the Closing Date, the Company shall not (nor shall the Seller permit the Company or its officers, directors, employees, agents, representatives, or affiliates or cause any Person on behalf of the Seller to) and the Seller on its own behalf shall not, directly or indirectly, take any of the following actions with any person other than Purchaser:

(a)

solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any Person relating to any possible acquisition of the Company (whether by way of merger, purchase of shares, purchase of assets or otherwise);

(b)

provide information with respect to the Company to any Person, other than Purchaser, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of shares, purchase of assets or otherwise); or

(c)

enter into any agreement with any Person providing for the possible acquisition of the Company (whether by way of merger, purchase of shares, purchase of assets or otherwise).

The Company and the Seller shall each promptly notify the Purchaser in the event it receives any proposal or inquiry from a third party concerning a proposed acquisition of the Company, including the terms and conditions thereof and the identity of the party submitting such proposal.

3.5

Notices of Certain Events

The Company and the Seller shall each promptly notify Purchaser of:

(i)

any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)

any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(iii)

any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

3.6

Confidentiality

The Company and the Seller will hold, and will use its reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Purchaser and AudioCodes provided to it.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1

Release.

For and in consideration of the amounts payable to Seller under the Transaction Documents, effective as of the Closing Date, Seller (on behalf of itself and its heirs, executors, administrators, successors or assigns) hereby releases, acquits and forever discharges the Company and its officers, directors and employees, of and from any and all manner of action, cause of action, demands, Damages and Liabilities, which Seller ever had, now has, or shall have against the Company or any other Person referred to above, arising out of any matters, causes, acts, conduct, claims, circumstances or events occurring or failing to occur or conditions existing at or prior to the Closing, including but not limited to all claims relating to the representations and warranties made by Seller in the Transaction Documents and any claims related to indemnification pursuant to Article IX; except, however, that this release shall not apply to officers, directors and employees that have breached their good faith duties and/or acted fraudulently in performing their duties as employees, officers and directors of the Company, as applicable.

4.2

Public Disclosure; Press Release

Neither Purchaser, Seller nor the Company shall make any statement or disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby without the prior written approval of the other, except (i) as may be required by law, and (b) pursuant to applicable subpoena or other judicial process, provided that such disclosure is limited to that which in the written opinion of legal counsel is required to be disclosed.  Purchaser and/or Seller shall be entitled to issue a press release in connection with the transactions contemplated hereby immediately following the Closing, or at any time thereafter, such press release to be subject to the consent of the other party which shall be prompt and not be unreasonably withheld.

4.3

Consents; Cooperation

Each of Purchaser, Seller and the Company shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby.

4.4

Legal Requirements

The Company, the Seller and the Purchaser shall each take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the consummation of the transactions contemplated by this Agreement, and shall promptly cooperate with and furnish information to the other party hereto necessary in connection with any such requirements imposed upon such other party in respect of the consummation of the transactions contemplated by this Agreement, and shall take all commercially reasonable actions necessary to obtain (and shall cooperate with the other party hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

4.5

Stock Option Plan.

 Purchaser shall not assume or substitute for any obligation or undertaking of Seller and/or Company, without limitation, to grant, issue, exercise or accelerate options or stock purchase rights outstanding under the Company's and/or Seller's Stock Option Plan.

4.6

Employees

Within fifteen (15) days following the Closing Date, the Company shall provide Purchaser with a favorable determination letter (if applicable) issued by the Internal Revenue Service to the effect that the terms of the Company 401(k) plan and its related trust  qualify under Section 401(a) and 501(a) of the Code.

4.7

Expenses

Each of the Purchaser and the Seller shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby and thereby.

4.8

No Solicitation

For two years after Closing, Seller and its officers will not, directly or indirectly, engage in any of the following conduct: (a) solicit business which is competitive or reasonably be thought to become competitive with Company’s business from any business or organization that was a client of the Company; (b) solicit or recruit for employment any individual who was employed by the Company and/or the Purchaser or Subsidiaries of Purchaser at any time within the one year period prior to Closing or during the year after Closing, or entice or suggest to such individual to terminate his or her employment with the Company or the Purchaser thereof or Subsidiaries of Purchaser .

4.9

Confidentiality

The Seller will hold, and will use its reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Company provided to it or otherwise obtained by it.

4.10

Operation of the Company Following Closing

(a) The Purchaser represents that it wishes to continue the business of the Company, including sales, marketing, customer support, collection of receivables and services, in essentially its current form, subject to changes in market conditions or other conditions affecting the Purchaser and/or the Company and/or other relevant circumstances.

(b) As of Closing and until the Second Installment Date, Purchaser shall act in a commercially reasonable manner with respect to the overall management of the Company, including sales, marketing, customer support, collection of receivables and services, subject to the good faith judgment of AudioCodes, Purchaser and the management of the Company.

8.11

Undertaking. AudioCodes hereby absolutely and unconditionally guarantees the full and complete  obligations, covenants and agreements of the Purchaser under this Agreement and all other Transaction Documents. AudioCodes and the Purchaser acknowledge and agree that this is an irrevocable guarantee.

ARTICLE V

INDEMNIFICATION

5.1

 Survival of Representations and Warranties.  The representations and warranties of the Seller and the Company contained in Article V above shall survive the Closing hereunder and continue in full force and effect for a period of two (2) years thereafter, except, however, that (a) the representations and warranties contained in Section 5.2 (Capital Structure; Subsidiaries) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations) and (b) the representations and warranties contained in Sections 5.4 (Financial Statements), 5.6 (Absence of Undisclosed Liabilities) and 5.11 (Intellectual Property) shall survive the Closing and continue in full force and effect for a period of five (5) years thereafter (subject to any applicable statutes of limitations).  All of the representations and warranties of the parties contained in Articles IV and VI above shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

5.2

 Indemnification Subject to the terms of this Article IX, Seller shall indemnify, defend and hold harmless Purchaser and AudioCodes from and against, and pay or reimburse, as the case may be, the Purchaser and AudioCodes for, any and all Damages as actually incurred or suffered by Purchaser or AudioCodes directly or indirectly, based upon, arising out of or otherwise in any way relating to or in respect of :

(a)

any breach of any of the representations or warranties contained in Article IV made by the Seller or contained in Article V made by the Company and/or the Seller, on the date of this Agreement or on the Closing Date; or

(b)

any breach or violation of any covenant or agreement of Seller and/or the Company contained in any Transaction Document.

Notwithstanding anything above to the contrary, Seller shall not have any obligation to indemnify the Purchaser or AudioCodes from and against any Damages  (x) until Purchaser or AudioCodes has suffered Damages by reason of all such breaches by Seller and/or the Company of representations and warranties and/or covenants and agreements herein in excess of $200,000 in the aggregate or thereafter (y) to the extent the Damages Purchaser or AudioCodes has suffered by reason of all such breaches by Seller and the Company exceeds the “Ceiling” (after which point Seller will have no obligation to indemnify Purchaser or AudioCodes from and against further such Damages). For purposes of this Section, the term “Ceiling” shall mean an aggregate sum equal to the lesser of (x) the Total Consideration actually paid by Purchaser (the value of such consideration to be determined at the date of Closing and Second Installment Date), or (y) an aggregate amount equal to any portion of the Total Consideration paid in cash, plus the value of any portion of the Total Consideration paid in Purchaser Shares pursuant to the NASDAQ Market System closing price for the ordinary shares of Purchaser after the lapse of ten (10) trading days (not including a Suspension Period as defined in the Registration Rights Agreement) since the date of registration. The limitations contained in this paragraph shall not apply with respect of Damages resulting from an intentional or a fraudulent misrepresentation, guidance or act by Seller.

5.3

Procedures for Indemnification

 (a)

If a claim or demand is made against Purchaser, AudioCodes or the Company (either referred to in this Article as "Indemnitee"), or if an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (and who is not an Affiliate of a party to this Agreement) (a "Third Party Claim") as to which Seller (the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim in a prompt manner a reasonable amount of time after becoming aware of such Third Party Claim; provided, however, that failure to give any such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have demonstrated that it has been actually prejudiced as a result of such failure; provided, further, however, that in any event, such notification must be given within the particular survival period noted in Section 9.1 above to be eligible for indemnification.

(b)

If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee.  Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof as long as the Indemnifying Party diligently conducts such defense; provided that, if a conflict of interest exists in respect of such claim, such Indemnitee will have the right to employ separate counsel to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel will be paid by such Indemnifying Party.  Each Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof.  The Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof).  All the Indemnitees will reasonably cooperate with the Indemnifying Party in the defense thereof if requested by the Indemnifying Party (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

(c)

Indemnifying Party will not consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's prior written consent which will not be unreasonably withheld.

(d)

Any claim on account of Damages which does not involve a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party.  The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have demonstrated that it has been actually prejudiced as a result of such failure.

9.4

Insurance Recovery.  In determining the liability of a party for any Damages pursuant to this Article 9, no loss, liability, damage or expense shall be deemed to have been sustained by such party to the extent of any proceeds previously received by such party from any insurance recovery (net of all out-of-pocket costs directly related to such recovery).

9.5

Exclusive Remedy Purchaser, AudioCodes and Seller agree that as regards to any breach of any of the provisions contained in Articles IV, V and VI, this Agreement provides an exclusive remedy with regards to such breach, provided however, that nothing in this Agreement shall preclude the Purchaser and/or the Seller from pursuing any non-monetary remedies, including without limitation, injunctive relief, declaratory judgments or other equitable remedies.

9.6

Set-off Right. Purchaser shall be entitled to set-off from any amount due to Seller hereunder (including Second Installment) any Damages sustained by Purchaser  or AudioCodes and which are indemnifiable hereunder.

ARTICLE VI

CONDITIONS TO THE CLOSING

6.1

Conditions to Obligations of Purchaser

The obligations of Purchaser to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction or fulfillment at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, at the sole discretion of Purchaser:

(a)

Deliverables. All of the actions to be taken by the Company and Seller shall have been completed to the satisfaction of Purchaser and all documents and instruments to be delivered by Company or Seller to Purchaser as contemplated in this Agreement shall have been delivered in form and substance satisfactory to the Purchaser;

(b)

Representations, Warranties and Covenants.  (i) The representations and warranties of Seller and Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time, (ii) Seller and Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing, and (iii) Purchaser shall have received an officer's certificate, executed on behalf of each of Seller and Company, by the Chief Executive Officer thereof, certifying as to the accuracy of the matters set forth in clauses (i) and (ii) above;

(c)

Governmental and Regulatory Approvals. Seller and its respective subsidiaries (if applicable) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the transactions contemplated hereby;

(d)

Third Party Consents.  Purchaser shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the transactions contemplated hereby under any contracts or arrangements to which the Company is a party;

(e)

Due Diligence Review. The legal, technical, intellectual property, business and financial due diligence review shall have been completed by Purchaser to its satisfaction;

(f)

Books and Records. All books and records of the Company, including finance, accounting, assets and stock are well recorded on the basis of GAAP and audited financial statements for the calendar year 2003 provided by Messrs Deloitte Touche are prepared and recorded on the basis of US GAAP together with comparison accounts acceptable to Purchaser for prior years;

(g)

Discharge of Liabilities. Arrangements satisfactory to Seller, Purchaser and Company regarding the discharge of inter-Company  liabilities;

(h)

approval by all necessary corporate action on behalf of Seller and Company, if any, of the Transaction;

(i)

Execution and delivery of this Agreement and all ancillary documents and instruments by the Seller;

(j)

Compliance with all applicable laws;

(k)

There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), Liabilities, business, operations, or results of operations of Company, including without limitation:

(i)

No deterioration in the financial condition of Company occurring prior to Closing, in particular but without limitation taking into account the Company’s budget for 2004, and / or the detailed revenues forecast for the Company in 2004 as provided by the Company to Purchaser or any deterioration being foreseeable as occurring after Closing, resulting from any potential exposure arising from the execution of the transaction contemplated hereby;

(ii)

at the sole discretion of Purchaser, no material adverse change occurring prior to Closing or anticipated as occurring after the Closing or, in the reasonable belief of the Purchaser at or prior to Closing, is foreseeable or likely to occur, in the Company's overall sales forecast and detailed per customer forecast or in the prospects of sales or forecasts by Company;

(l)

Purchaser is satisfied at its sole discretion concerning the intentions and/or plans of the Company’s customers in the year 2004 and beyond to continue and purchase Company’s products and services, the relationships with such customers and the ability of Company to develop such business(es) and/or rely on such business(es);

(m)

Arrangements satisfactory to Purchaser exist between the Company and its distribution channels including but not limited to the Company’s distributors in China and The Netherlands, which are wholly independent and unrelated third parties;

(n)

Seller and AudioCodes shall execute the Registration Rights Agreement.

6.2

Conditions to Obligations of Seller

The obligations of Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction or fulfillment at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Seller, at the sole discretion of Seller:

(a)

Representations, Warranties and Covenants.  (i) The representations and warranties of each of Purchaser and AudioCodes contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time, (ii) each of Purchaser and AudioCodes shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing, and (iii) Seller shall have received an officer's certificate, executed on behalf of each of Purchaser and AudioCodes, by a duly authorized officer thereof, certifying as to the accuracy of the matters set forth in clauses (i) and (ii) above.

(b)

Governmental and Regulatory Approvals. Purchaser and its respective subsidiaries (if applicable) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, required for consummation of, or in connection with, the transactions contemplated hereby;

(c)

approval by all necessary corporate action on behalf of each of AudioCodes and Purchaser, if any, of the Transaction;

(d)

Execution and delivery of this Agreement and all ancillary documents and instruments by the Purchaser and AudioCodes;

(e)

Seller and AudioCodes shall execute the Registration Rights Agreement.

(f)

Discharge of Liabilities. Arrangements satisfactory to Seller, Purchaser and Company regarding the discharge of inter-Company  liabilities;

(g)

Compliance with all applicable laws;

ARTICLE VII

TERMINATION

7.1

Termination

At any time prior to the Closing, this Agreement may be terminated:

(a)

by mutual consent duly authorized by the Board of Directors of Purchaser and Seller;

(b)

by either Purchaser or Seller, if the Closing shall not have occurred on or before July 1, 2004; provided, however, that a later date may be agreed upon in writing by the Seller and Purchaser, and provided further, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any party hereto whose action or failure to act has been the cause or resulted in the failure of the transactions contemplated hereby to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c)

by Purchaser, if Seller or Company shall breach in any material respect any representation, warranty or covenant hereunder and such breach shall not have been cured within five (5) Business Days of receipt by Seller of written notice of such breach; provided, however, that Purchaser's right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available to Purchaser in the event that Purchaser is, at such time, in material breach of its covenants under this Agreement;

(d)

by Seller, if Purchaser or AudioCodes shall breach in any material respect any representation, warranty or covenant hereunder and such breach shall not have been cured within 5 (five) Business Days following receipt by Purchaser of written notice of such breach; provided, however, that Seller's right to terminate this Agreement pursuant to this Section 11.1(d) shall not be available to Seller where Seller is, at such time, in material breach of its covenants under this Agreement;

7.2

Purchaser acknowledges that it has been notified of the information expressed in the Disclosure Schedule of this Agreement.

7.3

Effect of Termination

In any event of termination by Purchaser or Seller under subsections 11.1(c) or 11.1(d) above, the (i) the terminating party, its affiliates, directors, officers and shareholders shall be released from any and all obligations or undertaking under this Agreement or any ancillaries hereto except for obligations regarding confidentiality; and (ii) the terminating party shall be entitled by way of exclusive remedy to receive from the other party, immediately upon written demand, an amount equal to all of such terminating party's expenses, including without limitation, legal fees, auditors expenses and all other relevant costs or expenses incurred by terminating party ("Termination Fees"), provided however, that the aggregate amount of such Termination Fees shall not exceed $100,000.

ARTICLE VIII

GENERAL PROVISIONS

8.1

Notices

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)

if to Purchaser, to:

   2890 Zanker Road, Suite 200,

   San Jose, California 95134

   Fax: +1 408 577 0492

   Attn: President

(b)

if to Seller, to:

Strawinskylaan 3107

Postal Code 1077ZX

Amsterdam

Fax: +31 204712497

Attn: Bart Van Hedel

(c)

if to the Company, to:

Until May 15, 2004:

580 Howard Ave.

Somerset, New Jersey 08873

Fax: +1 732 469 2298

After May 15, 2004:

27 Worlds Fair Drive

Somerset New Jersey

(d) if to AudioCodes, to:

PO Box 255, Ben Gurion Airport 70100 Israel

Fax: +972 3 976 4040

notices@audiocodes.com

Attn: President

8.2

Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

8.3

Entire Agreement; Nonassignability; Parties in Interest

This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein or therein.

8.4

Severability

.

The parties hereby agree that each of the sections herein, including each representation or warranty, is material to the Transaction, and that the breach of any section, covenant, representation or warranty shall constitute a material breach of the Agreement.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.5

Governing Law and Consent to Jurisdiction|Heading 2,h2,s,2|ZZMPTAG|

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.  Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of New York and hereby waives any objection based on improper venue or forum non conveniens to the conduct of proceedings in any such court.

8.6

Waiver of Potential Conflicts of Interest.  The Seller and the Company acknowledge that Ayal Shenhav & Co., Law Offices, is representing only the Purchaser and AudioCodes in this transaction.  Each of the Seller and the Company represents that it has had the opportunity to consult with independent counsel concerning this Agreement.|Heading 2,h2,s,2|ZZMPTAG|

[Remainder of Page Intentionally Left Blank]

#

IN WITNESS WHEREOF, the undersigned have executed and delivered, or caused this Stock Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, to be effective as of the date first above written.

AUDIOCODES LTD.

AI TECHNOLOGY N.V.

By:  /s/ SHABTAI ADLERSBERG

By: /s/ STEVE LAVI

Name: Shabtai Adlersberg

Name:  Steve Lavi

Title:_______________________

Title: Managing Director

AUDIOCODES INC.

AI LOGIX, INC.

By: /s/ SHABTAI ADLERSBERG

By: /s/ MOSHE TAL

Name: Shabtai Adlersberg

Name:  Moshe Tal

Title:_______________________

Title: CEO

Draft for negotiation purposes

October 30, 2002

EXHIBIT A to

STOCK PURCHASE AGREEMENT

by and among

AUDIOCODES LTD.

AI-LOGIX INC.

and

AI TECHNOLOGY N.V.

Dated May 2004

Table of Computation of Second Installment

All capitalized terms used herein and not otherwise defined, shall have the meaning ascribed to them in the Agreement to which this table is an exhibit.

All references to “sales” are intended to refer to Net Sales, made by Company in the year 2004. The term "Net Sales" shall be defined as the net amounts actually received by Company as a result of sales effected by it in the year 2004 after products are shipped and unreserved payment is received for the product price by the end of February 2005, excluding without derogating from the foregoing: payments for shipping charges, letter of credit and banking charges, insurance, sales and withholding or other similar taxes (but not income taxes), payment of third party commissions, product returns, refunds or credits and that no claim against the Company is outstanding concerning such sale. Revenue recognition shall be conducted in accordance with AudioCodes' ordinary policy, US GAAP and SEC interpretations. All sales by Company shall be recorded on the basis of US GAAP accounting for net sales.

1.

The Second Installment is payable only if the Net Sales of the Company in 2004 are equal to or higher than $14 million. |Normal|ZZMPTAG|

2.

The Total Consideration takes account of three different factors, as follows:|Normal|ZZMPTAG|

2.1.

The First Factor – Minimum Payment |Normal|ZZMPTAG|

The minimum Total Consideration Purchaser will pay Seller appears in Table 1, according to the respective level of Net Sales (the "Minimum Payment"). Of the Minimum Payment, $10 million is attributable to the First Installment paid at Closing. From Net Sales of $14M and above, the Minimum Payment will equal the Net Sales. To the extent that the Minimum Payment is higher than $10 million then such excess amount, if any, shall be paid as part of the Second Installment.

2.2.

The Second Factor – Largest Customers Incentive |Normal|ZZMPTAG|

If Net Sales are between $15 million to $19 million, Seller shall be entitled to an additional payment based on Net Sales to the “Largest Customers” listed in List A below (the "Largest Customer Incentive"). The amount of the Largest Customer Incentive is as set forth in Table 2 below and is non-cumulative.  If Net Sales equal or exceed $20 million, no Largest Customer Incentive is payable to Seller.  The Largest Customer Incentive shall be paid as part of the Second Installment.

For example, in the event that Net Sales to the Largest Customers (as part of the total amount of Net Sales) are lower than  $8.3 million then although the Company’s Net Sales are $16 million, no Largest Customers Incentive is payable and the Total Consideration is equal to the Minimum Payment of $16 million.

2.3.

The Third Factor – Maximum Payment |Normal|ZZMPTAG|

2.3.1.

In the event that the Minimum Payment is below $20 million and the combination of the Minimum Payment and the Largest Customers Incentive is higher than $20 million, then notwithstanding the method of calculation described in Section 2.2 above, the Total Consideration shall be capped at $20 million.|Normal|ZZMPTAG|

2.3.2.

For Net Sales of $15 million the parties agreed on an exception to the Third Factor described in Section 2.3.1, by which the maximum amount of the Largest Customer Incentive is $2 million (rather than $4 million) and thus the Total Consideration for sales of $15 million is capped at $17 million. |Normal|ZZMPTAG|

3.

Fractions of $1M in sales of $15.75 million and above in Table 1 and in sales of $9 million and above in table 2 shall be rounded up or down to the nearest million. Fractions of $1M in sales of below $15.75 million in Table 1 and of below $9 million in table 2 shall be rounded down. |Normal|ZZMPTAG|

4.

The Second Installment will be calculated by subtracting US$10,000,000 from the Total Consideration. |Normal|ZZMPTAG|

5.

Notwithstanding the above, in the event Seller or Company breach any representation, covenant or undertaking specified in the Agreement, then, without derogating from any other remedy to which Purchaser is entitled by law or contract, Purchaser may reduce amount of the Second Installment by the amount of its Damages (subject to Section 9.2(b) of the Agreement).  |Normal|ZZMPTAG|

6.

Purchaser shall provide Seller, no later than on March 20, 2005, a report detailing the Net Sales and the calculation of the Total Consideration. After delivery of said report, Seller, or an agent chosen by Seller, shall be provided, upon its request, but no later than March 25, 2005, reasonable access to the books and records of the Company for purposes of auditing the Second Installment calculation, subject to the execution of a customary non-disclosure undertaking. Such records shall include all information concerning the calculation of the Net Sales. |Normal|ZZMPTAG|

7.

In the event of dispute regarding the amounts due pursuant to calculation of Net Sales (a "Dispute"), each of the Seller and the Purchaser shall appoint before April 15, 2005 a representative to discuss such Dispute (the "Representatives"). The Representatives shall try to reach a mutually agreed upon solution to the Dispute (an "Agreed Solution"). However, if within three (3) weeks from the appointment of such Representatives, no Agreed Solution occurs, then the Seller and Purchaser shall mutually designate an arbitrator to resolve the Dispute (“Arbitrator”). The Arbitrator shall be appointed within three weeks of either Representative's declaration that an Agreed Solution will not occur. In case no timely agreement can be reached on the Arbitrator's appointment, the   American Arbitration Association will  designate an arbitrator who is an experienced certified public accountant. The arbitration shall take place in accordance with the Commercial Rules of the American Arbitration Association. The determination of the Arbitrator shall be final and binding on Purchaser and Seller. The Arbitrator shall be entitled to examine the books and records of the Company reasonably necessary for the Arbitrator to resolve the Dispute, subject to the execution of a customary non-disclosure undertaking. In addition, the Arbitrator shall determine which party shall bear the costs of arbitration.|Normal|ZZMPTAG|

8.

A Dispute shall not affect in any way or form Purchaser's obligation to pay any undisputed portion of the Second Installment, subject to paragraph 5 above.

9.

Should the settlement of the Dispute result in an additional payment, this additional payment will be made within three (3) days of the settlement in immediately available funds pursuant to wire instructions provided by Seller to Purchaser as provided in Section 2.4 of this Agreement.

#

Draft for negotiation purposes

October 30, 2002

Table 1
Ai Logix Sales in 2004	Maximum Payment	Minimum Payment
$10M or less	$10M	$10M
$11M	$10M	$10M
$12M	$10M	$10M
$13M	$10M	$10M
$14M	$14M	$14M
$15M	$17M	$15M
$16M	$20M	$16M
$17M	$20M	$17M
$18M	$20M	$18M
$19M	$20M	$19M
$20M	$20M	$20M
$21M or more	Ai Logix Sales in 2004	Ai Logix Sales in 2004

Table 2
Largest Customers Sales	Largest Customers Incentive
$8.3M	0
$9M	$1M
$10M	$2M
$11M	$3M
$12M	$4M

List A - Largest Customers:

1.

Witness|Normal|ZZMPTAG|

2.

ASC (Germany) |Normal|ZZMPTAG|

3.

E-Talk |Normal|ZZMPTAG|

4.

Envision |Normal|ZZMPTAG|

5.

Dynamic Instruments |Normal|ZZMPTAG|

6.

Mercom|Normal|ZZMPTAG|

7.

Stencil |Normal|ZZMPTAG|

8.

Verint |Normal|ZZMPTAG|

9.

Voice Print|Normal|ZZMPTAG|

10.

Weston (UK)|Normal|ZZMPTAG|

#